Exhibit 10.10


                   OLD GUARD MUTUAL INSURANCE


$6,000,000                    Lancaster, Pennsylvania
809 CERTIFICATE - No. 1       Date of Advance:  December 20, 1989


                          SURPLUS NOTE

          Old Guard Mutual Insurance ("OGM") having received a cash advance of $6,000,000 from the American Re-Insurance Company ("Am-Re"), to be used for business purposes; and OGM intending to be legally bound hereby, promises to pay out of its surplus earnings (within the meaning of such term as used in Section 809 of Article VIII of the Act of Pennsylvania Assembly, May 17, 1921, P.L. 682, as amended (40 PA Stat. 919) (the "Act"), and Chapter 105 of Title 31 of the Pennsylvania Code (the "Regulation") the principal sum of $6,000,000 payable in equal annual installments due each December 20, beginning December 20, 1990 and maturing December 20, 1997. Interest on the unpaid principal shall be calculated at an annual rate of nine percent (9%) and shall also be payable on each December 20 commencing December 20, 1990. Am Re reserves the right to extend the Maturity Date in its sole and absolute discretion.

          OGM issues this Surplus Note under authority of the Act, in accordance with the Regulation and pursuant to this Agreement.

          PURSUANT TO REGULATION SECTION 105.12(b), NOTICE IS
HEREBY GIVEN THAT THE FOLLOWING APPLIES TO THIS SURPLUS NOTE:

          (1)  THE ADVANCE REPRESENTED BY THIS CERTIFICATE IS NOT
A LIABILITY OR CLAIM AGAINST THE ISSUER OR ANY OF ITS ASSETS, AND
SHALL BE REPAID ONLY OUT OF THE SURPLUS EARNINGS OF THE INSURER.
PAYMENTS OF PRINCIPAL AND INTEREST ON SAID ADVANCE ARE NOT
GUARANTEED.

          (2)  THE ISSUER HEREBY CERTIFIES THAT NO COMMISSION OR
PROMOTION EXPENSES HAVE BEEN OR WILL BE PAID IN CONNECTION WITH
THE ADVANCE REPRESENTED BY THIS CERTIFICATE.

          (3)  THE RATE OF INTEREST TO BE PAID ON THE ADVANCE
REPRESENTED BY THIS CERTIFICATE DOES NOT EXCEED 10% PER ANNUM.

          In making payments of principal or interest hereon, or in redeeming this Surplus Note in part or in full, OGM shall comply with all the provisions of Regulation Sections 105.16 and 105.17.

          If OGM does not have sufficient surplus earnings to repay any installment of interest when due, or the principal amount(s) of this Surplus Note when due, OGM shall pay to Am Re an amount equal to such of OGM's surplus earnings that are available for payment on such date or dates, and shall pay the balance due to Am Re in monthly installments as soon as surplus earnings become available. Any amounts of principal or interest which cannot be paid when due because of surplus deficiency, as described above, will continue to accrue interest at the applicable rate specified in this Agreement until such amounts are actually paid and the principal has been repaid in full.

          In the event of the liquidation of OGM, the face amount and accrued interest thereon shall become due and payable upon demand and shall be paid to Am Re in the order of preference set forth in Section 544 of the Insurance Department Act of Pennsylvania, May 17, 1921, P.L. 789, as amended. (40 PA Stat.
Section 221.44).

          No course of dealing on the part of the holder hereof nor any delay or failure on the part of such holder to exercise any right shall operate as a waiver of such right or otherwise prejudice the holder's rights, powers and remedies.

          OGM hereby agrees to provide Am Re with at least 60 days prior written notice of its intention to merge or consolidate with another company, or to demutualize. Said notice shall be delivered by hand or registered mail.

          In the event that OGM should merge or consolidate with another company, payment of this Surplus Note, including all unpaid principal and accrued interest thereon, shall be due in full within sixty (60) days of said merger or consolidation.

          In the event that OGM should demutualize, all unpaid principal and accrued interest on the Surplus Note shall be either:

          (1)  Due in full within sixty (60) days of
demutualization; or

          (2) Convertible into common stock of the surviving or new company at a prorated rate that the total unpaid principal and accrued interest on the Surplus Note bears to the total policyholders' surplus of the new company, exclusive of the Surplus Note.

          Am Re reserves the right to select the option to be exercised in the event of demutualization and shall notify OGM in writing within sixty (60) days upon notice of intent to demutualize.

          Am Re hereby agrees to provide OGM with at least 60 days prior written notice of its intention to sell, assign, transfer or pledge this Surplus Note. Said notice shall be delivered by hand or registered mail.

          OGM's address is P.O. Box 3010, Lancaster, Pennsylvania 17604. OGM's principal business occupation is as a mutual insurance company. Am Re's principal business address is American Re Plaza, 555 College Road East, Princeton, New Jersey 08543-5241. Am Re's principal business is as a stock insurance company. Am Re is neither an officer, director nor member of OGM, the maker of this obligation.

          This Surplus Note and all rights hereunder shall be governed by Pennsylvania law and has been executed as of the date first above written.


OLD GUARD MUTUAL INSURANCE         AMERICAN RE-INSURANCE COMPANY
COMPANY

By:/s/ David E. Hosler             By:/s/ Edward J. Noonan

Date:  December 18, 1989           Date:  December 20, 1989

               OLD GUARD MUTUAL INSURANCE COMPANY

                          SURPLUS NOTE

             Endorsement No. 1 to 809 Certificate #1



          By mutual consent, the parties agree to the amend the Surplus Note as follows:

          The principal sum of $6,000,000 shall be payable in equal annual installments due each April 20 beginning April 20, 1991 and maturing April 20, 1998. Interest on the unpaid principal amount shall be calculated at the annual rate of nine percent (9%) and shall be payable on each December 20 commencing December 20, 1990. The final interest payment, along with the final principal payment, shall be due on April 20, 1998.

          All other terms of the Surplus Note shall remain the same.


/s/OLD GUARD MUTUAL INSURANCE    /s/AMERICAN RE-INSURANCE COMPANY
   COMPANY